UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2020

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55993	16-1626611
(Commission File Number)	(IRS Employer Identification No.)

2030 POWERS FERRY ROAD SE, SUITE #212

ATLANTA, GA 30339

(Address of principal executive offices and zip code)

404-816-8240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

In September 2019, we entered into an exclusive Regional Agency Cooperation Agreement (“Original Cooperation Agreement”) with JC Development, Co., Ltd. in Taiwan (“JC Development”). Pursuant to the terms of the agreement, in return for the right to market Nocera’s products in Asia, JC Development Co., Ltd. has agreed to pay Nocera a total amount of $5 million US dollars payable in five annual installments of $1,000,000 starting September 2019.

JC Development was unable to pay the June 1, 2020 franchise payment due to the COVID-19 outbreak. The economic recession has caused delays in the business development of the fish farm project and has disrupted the layout and expansion plan. After consultations between the Company and JC Development, content changes were made to the agency authorization fee on May 31, 2020 as follows:

The two parties agreed to defer the $1 million agency authorization fee of 2020 to 2021. The remaining three USD 1 million agency authorization payments are also deferred as follows:

a) The second payment of USD 1 million shall be paid before June 1, 2021;

b) The third payment of USD 1 million shall be paid before June 1, 2022;

c) The fourth payment of USD 1 million shall be paid before June 1, 2023; and

d) The final payment of USD 1 million shall be paid before June 1, 2024.

The remaining conditions are still based on the Original Cooperation Agreement dated September 20, 2019. The Chinese and English translated versions of the Regional Agency Cooperation Supplementary Agreement are attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

On June 1, 2020, the Company issued Warrants to purchase common stock to the following employees and/or consultants:

Name	Class A Warrants (1)	Class B Warrants (2)
Yu, Hsien-Wen, Chief Operating Officer	60,000

Chuang, Shun-Chih, Chief Financial Officer	50,000

Chuang, Shun-Ting, VP of Greater China Region	20,000

Lee, Shu-Fen, Assistant to President	30,000

Michael A. Littman Defined Benefit Plan	50,000	50,000

(1) Class A Warrants are exercisable June 1, 2020 and have an expiration date of April 16, 2023. The exercise price per share is $0.50.

(2) Class B Warrants are exercisable June 1, 2020 and have an expiration date of April 16, 2023. The exercise price per share is $1.00.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2020, the Company entered into a Consulting Agreement with Atlanta Capital Partners, LLC. Subsequently, David Kugelman, Managing Member of Atlanta Capital Partners, LLC, was appointed as the Vice President of Finance of the Company. A copy of the Consulting Agreement is attached as Exhibit 10.2.

His biographical information is as follows:

Mr. Kugelman, age 56, has been President of Atlanta Capital Partners, LLC since 2003, and has provided corporate consulting in mergers, acquisitions, and public relations to numerous publicly traded clients. Mr. Kugelman has been in the Financial Services industry since 1986 and previously held the FINRA Series 7, 24, 63, and 66 licenses, as well as the Certified Financial Manager designation. In the past, he served as a Registered Principal of a regional investment banking firm and worked for Thomson McKinnon, Bear Stearns, and Merrill Lynch. Mr. Kugelman has served as an officer and/or director for Kalahari Greentech, World Assurance, and New Media Insight.

Mr. Kugelman obtained a Bachelor of Science degree in 1986 from Ball State University.

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Regional Agency Cooperation Supplementary Agreement
10.2	Consulting Agreement between Nocera, Inc. and Atlanta Capital Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nocera, Inc.

By: /s/ Erik S. Nelson

____________________

Erik S. Nelson

Title: Corporate Secretary

Date: June 19, 2020

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